Exhibit 99.(A)

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A.  In evidence thereof, the undersigned hereby execute this Agreement as of June 9, 2011.

ROYAL BANK OF CANADA

/s/ Tom Smee
Signature

Tom Smee/Senior Vice President
Name/Title

/s/ Peggy Dowdall-Logie
Signature

Peggy Dowdall-Logie/Senior Vice President
Name/Title

RBC CAPITAL MARKETS, LLC

/s/ John Penn*
Signature

John Penn/Authorized Signatory
Name/Title

*This Schedule 13G/A was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on November 12, 2010 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.